UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 27, 2006
(Date of earliest event reported)
Lifeway Foods, Inc.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	0-17363 (Commission File Number)	36-3442829 (IRS Employer Identification No.)

6431 West Oakton, Morton Grove, IL	60053
(Address of principal executive offices)	(Zip Code)
(847) 967-1010
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Form of Promissory Note
Stock Purchase Agreement
Press Release
Item 1.01. Entry into a Material Definitive Agreement
     On July 27, 2006, Lifeway Foods, Inc., an Illinois corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with George Economy (“Economy”), Amani Holdings, LLC (“Amani”), the other shareholders of the capital stock of Helios Nutrition, Ltd. (“Helios”) listed on Schedule 2.1 of the Stock Purchase Agreement (with Amani, the “Stockholders”) and Pride Main Street Dairy, L.L.C. pursuant to which the Company will purchase all of the issued and outstanding stock of Helios from the Stockholders for a combination of an aggregate amount of 101,325 in shares of the Company’s common stock, no par value (the “Stock Payment”), $2,500,000 in cash (the “Cash Payment”), and a promissory note issued by the Company in favor of Amani Stockholders in the principal amount of $4,200,000 (the “Promissory Note”). Each of the Stock Payment, the Cash Payment and the Promissory Note is subject to adjustment under certain circumstances in accordance with the terms of the Stock Purchase Agreement.
     In addition, the Company agreed to register on Form S-3 the resale of all of the common stock issued in connection with the transaction.
     The Stock Purchase Agreement was subject to customary closing conditions.
Item 2.01. Completion of Acquisition or Disposition of Assets
     The Company closed the transactions under the Stock Purchase Agreement on August 3, 2006. The Company acquired all of the issued and outstanding stock of Helios from the Stockholders for a combination of the Stock Payment, which consists of 101,325 shares of common stock of the Company, Cash Payment and Promissory Note, each as defined above. In addition, the Company agreed to register on Form S-3 the resale of all of the common stock issued in connection with the transaction.
     A copy of the press release announcing the closing of the transactions under the Stock Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On August 3, 2006, pursuant to the Stock Purchase Agreement, the Company issued the Promissory Note to certain Stockholders in the principal amount of $4,200,000. The Promissory Note provides for equal quarterly payments of principal plus accrued interest commending on the first day following the closing of the transaction, with a final payment of all unpaid principal and interest due and payable four (4) years after the first payment. The Promissory Note bears interest at the floating “prime rate” per annum as published from time to time in the Wall Street Journal. The Promissory Note is secured by (i) a Letter of Credit issued by the Company in favor of Amani in the original face amount of $3,200,000 and (ii) a security interest in a brokerage account maintained by the Company containing securities valued at the time of closing in an amount not less than $1,000,000.
Item 9.01. Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
    The Company will file the financial statements required by this Item 9.01(a) by October 19, 2006.
(b) Pro forma financial information.

   The Company will file the pro forma financial information required by this Item 9.01(b) by October 19, 2006.
(c) Exhibits.
   The following exhibit is furnished as part of this report:

Exhibit 4.1	Form of Promissory Note, dated August 3, 2006 in favor of Amani Holdings, LLC.

Exhibit 10.1	Stock Purchase Agreement dated as of July 27, 2006, among Lifeway Foods, Inc., George Economy, Amani Holdings, LLC, the other shareholders of Helios Nutrition, Ltd. and Pride of Main Street Dairy, L.L.C.

Exhibit 99.1	Press Release dated July 31, 2006 – “Lifeway Foods Acquires Helios Kefir, Uniting America’s #1 and #2 Kefir Brands.”

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.
Dated as of August 9, 2006

LIFEWAY FOODS, INC.
By:	/s/ Julie Smolyansky
	Name:	Julie Smolyansky
	Title:	President and Chief Executive Officer

EXHIBIT INDEX
4.1	Form of Promissory Note, dated August 3, 2006.

10.1	Stock Purchase Agreement, dated July 27, 2006.

99.1	Press Release, dated July 31, 2006.

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